UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

Regal Rexnord Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511-6254

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number: (608) 364-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 27, 2023, in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of October 26, 2022 (as amended, supplemented or modified from time to time, the “Merger Agreement”), Regal Rexnord Corporation, a Wisconsin corporation (the “Company” or “Regal Rexnord”), completed its previously announced acquisition of Altra Industrial Motion Corp., a Delaware corporation (“Altra”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Aspen Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), merged with and into Altra (the “Merger”), with Altra surviving the Merger as a wholly owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), each share of Altra’s common stock, par value $0.001 per share (“Altra Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) any shares held by either the Company, Altra or Merger Sub, (ii) shares owned by any direct or indirect wholly owned subsidiary of Altra or the Company, (iii) shares for which appraisal rights have been properly demanded according to Section 262 of the Delaware General Corporation Law and (iv) restricted shares of Altra Common Stock granted under Altra’s 2014 Omnibus Incentive Plan and subject to forfeiture conditions) was converted into the right to receive cash in the amount of $62.00 per share, without interest (the “Merger Consideration”). A total of approximately $4.1 billion in cash was paid to Altra stockholders as consideration for the Merger. The Company funded the Merger by using a combination of a portion of the net proceeds of the $4.6 billion debt offering (the “Offering”) effected by the Company on January 24, 2023, borrowings under the Credit Agreement and the Assumption Agreement (each as defined below) and cash on hand. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, was an initial purchaser in the Offering and acts as administrative agent under the Credit Agreement and is a party to the Assumption Agreement (as defined below). Affiliates of certain of the other initial purchasers in the Offering also serve as agents and/or lenders under the Credit Agreement, and an affiliate of the Trustee (as defined below) also served as an initial purchaser. In addition, J.P. Morgan Securities LLC is acting as financial advisor to the Company in connection with the Merger.

In addition, (1) each vested Altra stock option outstanding immediately prior to the Effective Time was canceled and converted into a cash payment equal to the intrinsic value of such option based on the Merger Consideration, (2) each unvested Altra stock option outstanding immediately prior to the Effective Time was converted into an award of stock options with respect to Company common stock with an intrinsic value equivalent to the intrinsic value of the Altra stock option based on the Merger Consideration, (3) each unvested Altra restricted stock unit outstanding, as of the Effective Time, that was subject solely to time-based vesting conditions was converted into an award of restricted stock units with respect to Company common stock with an equivalent value based on the Merger Consideration on substantially similar terms and conditions, (4) each unvested award of Altra restricted shares was converted into an award of restricted cash of equivalent value based on the Merger Consideration on substantially similar terms and conditions, (5) each unvested Altra restricted stock unit outstanding, as of the Effective Time, that was subject to performance-based vesting conditions was converted into an award of time-based restricted stock with an equivalent value based on the Merger Consideration on substantially similar terms and conditions (with performance goals being deemed satisfied at specified levels) and (6) each vested Altra restricted stock unit outstanding as of the Effective Time was converted into the right to receive a cash payment based on the Merger Consideration.

The description of the Merger in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, dated as of October 26, 2022, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 27, 2022, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press Release

On March 27, 2023 the Company issued a press release announcing the consummation of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or under the Exchange Act.

Item 8.01. Other Events.

Closing of the First Amendment to the Credit Agreement and the Assumption Agreement

On March 27, 2023, the Company and Land Newco, Inc. closed the previously announced amendment, dated as of November 17, 2022, with certain of the Company’s lenders under the Second Amended and Restated Credit Agreement, dated as of March 28, 2022 (as amended, the “Credit Agreement”), among the Company, various subsidiaries of the Company from time to time party thereto, the financial institutions from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

In addition, on March 27, 2023, the Company and Land Newco, Inc., closed the previously announced incremental assumption agreement, dated as of November 30, 2022, with the Administrative Agent and the lenders party thereto (the “Assumption Agreement”).

Pursuant to the First Amendment, the Company incurred $600,000,000 of incremental term loans under the Credit Agreement to finance, in part, the payment of the Merger Consideration. Pursuant to the Assumption Agreement, the Company incurred $240,000,000 of incremental term loans under the Credit Agreement to finance, in part, the payment of the Merger Consideration.

These summaries of the First Amendment and Assumption Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 17, 2022, and to the full text of the Assumption Agreement which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 1, 2022, respectively, each of which is incorporated herein by reference.

Payoff of Altra Indebtedness

In connection with the closing of the Merger, Altra delivered to the Company a payoff letter (the “Payoff Letter”) executed and delivered by the administrative agent (the “Existing Agent”) under Altra’s Credit Agreement, dated as of November 17, 2021 (the “Altra Credit Agreement”), which, among other things, (a) indicated the total amount necessary for Altra to repay and discharge in full all amounts outstanding pursuant to the terms of the Altra Credit Agreement (other than for customary obligations that expressly survived by their terms) (such amount, the “Payoff Amount”), (b) provided for the release, upon payment of the Payoff Amount at the closing of the Merger (and replacement, cash collateralization or backstop of existing letters of credit), of all liens of the Existing Agent securing obligations under the Altra Credit Agreement over the properties and assets of Altra and each of its subsidiaries (other than any cash that is used to cash collateralize existing letters of credit, as applicable) that constitute collateral under the Altra Credit Agreement and (c) provided for the termination or other satisfaction, upon payment of the Payoff Amount at the closing of the Merger (and replacement, cash collateralization or backstop of existing letters of credit), of all obligations under the Altra Credit Agreement (other than for customary obligations that expressly survived by their terms). Concurrently with the Effective Time, the Company repaid and discharged such indebtedness in accordance with the Payoff Letter.

Supplemental Indenture

On March 27, 2023, the Company, the guarantors currently party to the Indenture (as defined below) (the “Existing Guarantors”), the guarantors listed on Schedule I to the Supplemental Indenture (as defined below) (the “Additional Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into a Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated as of January 24, 2023, by and among the Company, the Existing Guarantors and the Trustee (as amended or supplemented to the date hereof, the “Indenture”). Pursuant to the First Supplemental Indenture, the Additional Guarantors became guarantors of the Company’s obligations under the senior notes issued under the Indenture.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statement of business acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Index

Exhibit
Number	Exhibit Description
4.1	Supplemental Indenture, dated March 27, 2023, by and among Regal Rexnord Corporation, the Additional Guarantors and U.S. Bank Trust Company, National Association, as trustee.
99.1	Press Release of Regal Rexnord Corporation, dated March 27, 2023.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: March 27, 2023	By:	/s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary